SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

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                                FOODARAMA SUPERMARKETS, INC.
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                      (Name of Registrant as Specified in Its Charter)



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      (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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                                            CONTACT:    Michael Shapiro
                                                        Senior Vice President
                                                        Chief Financial Officer
                                                        (732) 294-2270
FOR IMMEDIATE RELEASE

FOODARAMA SUPERMARKETS, INC.
ANNOUNCES CHANGE IN TIME OF
ANNUAL MEETING OF SHAREHOLDERS


      Freehold, N.J., April 19, 2002 - Foodarama Supermarkets, Inc. (ASE-FSM) (the "Company" or "Foodarama") announced today that it has changed the time of its Annual Meeting of Shareholders from 10:30 a.m. to 2:00 p.m., local time. The date and place for the meeting remains the same. The Company's Annual Meeting of Shareholders will be held on Wednesday, May 8, 2002 at 2:00 p.m., local time, at the offices of the Company, 922 Highway 33, Building 6, Suite 1, Howell, New Jersey 07731.

      The Company also announced that it has mailed to its shareholders a supplement to its Proxy Statement which contains information regarding certain recent developments in the Company, including the repurchase of certain shares of its Common Stock subsequent to the record date for the Annual Meeting of Shareholders as well as the filing of a shareholders derivative action against the Company, as nominal defendant, and the members of the Board.

     Foodarama Supermarkets, Inc. is a New Jersey corporation formed in 1958 and operates a chain of twenty-two supermarkets in Central New Jersey, as well as two liquor stores and two garden centers, all licensed as Shop-Rite.







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Certain information included in this press release and other Company filings (collectively, the "SEC filings") under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (as well as information communicated orally or in writing between the dates of such SEC filings) contains or may contain forward looking information that is subject to certain risks, trends, and uncertainties that could cause actual results to differ materially from expected results.
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